As filed with the Securities and Exchange Commission on March 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CADIZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-0303235
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

550 South Hope Street

Suite 2850

Los Angeles, California 90071

(213) 271-1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy J. Shaheen
Chief Financial Officer
550 South Hope Street
Suite 2850
Los Angeles, California 90071
(213) 271-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin Friedmann, Esq

Greenberg Traurig, LLP

1840 Century Park East

Suite 1900

Los Angeles, California 90067-2121

(310) 586-7747

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-214318

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Information I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(2)
Debt Securities, Common Stock, Preferred Stock, Warrants, Units, Subscription Rights to purchase Preferred or Common Stock or Units	$2,580,498	(2)	$322

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The Registrant previously registered such indeterminate number of securities as would have an aggregate offering price not to exceed $40,000,000 on a Registration Statement on Form S-3 (File No. 333-214318), as amended, which was declared effective on November 14, 2016. Of such securities, an aggregate of $27,097,508 have been sold under such Registration Statement, leaving a remaining balance of $12,902,492 as of the date of this filing. The Registrant is filing this registration statement solely for the purpose of increasing the aggregate principal amount of securities being offered by $2,580,498 pursuant to Rule 462(b) of the Securities Act of 1933.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This Registration Statement relates to the registration statement on Form S-3 (File Number 333-214318) (the “Original Registration Statement”) declared effective on November 14, 2016 by the Commission, and is being filed for the purpose of registering additional securities in amounts that do not exceed 20% of the Maximum Aggregate Offering Price of securities remaining available for issuance under the Original Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Original Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Exhibit No.	Date of Filing	Included in this Registration Statement

5.1	Opinion of Greenberg Traurig, LLP				X

23.1	Consent of PricewaterhouseCoopers LLP				X

23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1 herein)				X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 27, 2018.

CADIZ INC.
Registrant

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen, Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Position	Date

/s/ Scott Slater	March 27, 2018
Scott Slater, Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Timothy J. Shaheen	March 27, 2018
Timothy J. Shaheen, Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

/s/ Keith Brackpool	March 27, 2018
Keith Brackpool, Chairman

/s/ Geoffrey Grant	March 27, 2018
Geoffrey Grant, Director

/s/ Winston H. Hickox	March 27, 2018
Winston H. Hickox, Director

/s/ Murray H. Hutchison	March 27, 2018
Murray H. Hutchison, Director

/s/ Raymond J. Pacini	March 27, 2018
Raymond J. Pacini, Director

/s/ Stephen E. Courter	March 27, 2018
Stephen E. Courter, Director

/s/ Richard Nevins
Richard Nevins, Director	March 27, 2018

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